Exhibit 8

Subsidiaries

Bede Retail Investments Ltd
Mitchells & Butlers Lease Company Ltd
N.A.S. (Jersey) Ltd
Mitchells & Butlers Holdings Ltd
Mitchells & Butlers (IP) Ltd
Mitchells & Butlers (Property) Ltd
Mitchells & Butlers Leisure Holdings Ltd
Mitchells & Butlers Leisure Retail Ltd
Crownhill Estates (Derriford) Ltd
Lastbrew Ltd
Toby Restaurants Ltd
Vintage Inns Ltd
East London Pubs & Restaurants Ltd
Mitchells & Butlers Retail Holdings Ltd
Mitchells & Butlers Finance plc
Mitchells & Butlers Retail Ltd
Browns Restaurants Ltd
Browns Restaurant (Brighton) Ltd
Browns Restaurant (Bristol) Ltd
Browns Restaurant (Cambridge) Ltd
Browns Restaurant (London) Ltd
Browns Restaurant (Oxford) Ltd
Old Kentucky Restaurants Ltd
Mitchells & Butlers Leisure Entertainment Ltd
Milton Keynes Entertainment Company Ltd
Mitchells and Butlers Healthcare Trustee Ltd
Mitchells & Butlers Guernsey Ltd
Landmark Leisure Ltd
Mitchells & Butlers Germany GmbH
All Bar One Gaststatten Betriebsgesellschaft mbH
Plan-Bar Gastronomie Einrichtungs GmbH
Alex Gaststattenbetrieb Immobiliengesellschaft mbH
Alex Gaststatten Gesellschaft mbH & Co KG
Alex Gaststatten Management GmbH
Alex Alsterpavillon Immobilien GmbH & Co KG
Alex Alsterpavillon Management GmbH
Standard Commercial Property Developments Ltd
Hart Dean Management Company Ltd
Standard Commercial Property Developments (Tangcourt) Ltd
Standard Commercial Development Investments Ltd
Standard Commercial Property Securities Ltd
Standard Commercial Property Investments Ltd
Great Eastern Enterprise Management Ltd (25%)